Exhibit 99.1

Helicos BioSciences to Present at JPMorgan Healthcare Conference on Thursday,
January 10, 2008

Live webcast scheduled for 10:30 a.m. Pacific time, Thursday, January 10, 2008

CAMBRIDGE, Mass.—January 3, 2008—Helicos BioSciences Corporation (NASDAQ: HLCS) announced today that it will present at the JPMorgan Healthcare Conference on Thursday, January 10, 2008. Mr. Stanley Lapidus, Chairman and Chief Executive Officer and Mr. Steve Lombardi, President and Chief Operating Officer will present at 10:30 a.m. Pacific time. The conference will take place at the Westin St. Francis Hotel in San Francisco, California. Helicos’ presentation will be webcast live and can be accessed through the investor relations section of the Company’s website at www.helicosbio.com. The webcast will be available on the website until February 4, 2008.

About Helicos BioSciences

HelicosTM BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing, tSMSTM, technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of the $1,000 genome grant and committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617) 264-1800. For more information, please visit www.helicosbio.com.

Investor Relations:

Helicos BioSciences Corporation

Louise Mawhinney, 617-264-1800

Sr. Vice President and Chief Financial Officer

or

Media Contact:

Racepoint Group

Sally Bain, 781-487-4647

sbain@racepointgroup.com